UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. North River Drive Suite 100

Spokane, Washington

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The following descriptions set forth below in Item 1.01 below do not purport to be complete and are qualified in their entirety by the Asset Contribution Agreement, the Loan Agreement, the Membership Interest Purchase Agreement, and the Amended and Restated Limited Liability Company Agreement of RL Ventures LLC, which will each be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2014.

Asset Contribution Agreement

On January 15, 2015, Red Lion Hotels Corporation (the “Company”) entered into an Asset Contribution Agreement (the “ACA”) with its indirect wholly-owned subsidiary RL Venture Holding LLC (“RL Venture Holding”), and various wholly-owned subsidiaries of RL Venture Holding identified therein (the “RL Subsidiaries”), pursuant to which the Company conveyed to the RL Subsidiaries 12 hotels currently owned by the Company and valued at approximately $89.8 million (the “Contributed Property”). Contemporaneously with the Company’s conveyance of the Contributed Property, RL Venture Holding agreed to pay the Company approximately $18.1 million in cash and to pay or cause to be paid on behalf of the Company approximately $30.6 million of debt encumbering the Contributed Property.

The ACA contains customary representations and warranties of the parties, and except for such representations and warranties, the Contributed Property was acquired on an “as-is” basis. Under the terms of the ACA, RL Venture Holding has a one-year claims period to seek damages caused by any breaches of the representations and warranties set forth in the ACA.

Loan Agreement

On January 15, 2015, RL Venture Holdings and each of the RL Subsidiaries (collectively, the “Borrowers”) entered into a Loan Agreement (the “Loan Agreement”) with Pacific Western Bank, a California state-chartered bank, through its CapitalSource Inc. division (the “Lender”), whereby the Lender agreed to loan $54 million upon the execution of the Loan Agreement and an additional $26 million over a two year period (collectively, the “Loan”). The initial $54 million of the Loan was primarily used as the consideration for the Contributed Property and the remaining $26 million is intended to be utilized by the Borrowers to cover expenses related to improvements to the Contributed Property based on plans, specifications and budgets approved by the Lender.

The Loan has a four-year term with a one-year extension option, and interest under the advanced portions of the Loan will be calculated at LIBOR plus 4.75%. The Borrowers are required to buy an interest rate cap at standard market terms and in the event of any prepayment, are required to pay the Lender a penalty tied to the Lender’s cumulative receipt of $6 million in minimum interest. The Loan is non-recourse except that several investors in RL Venture, including the Company, are required to sign guarantees regarding, amongst other things, the completion of certain improvements to the Contributed Property, environmental covenants in the Loan Agreement, losses incurred by the Lender and any event of bankruptcy involving any Borrower.

The Loan Agreement contains customary reporting and operating covenants applicable to RL Venture, including requirements for Lender approval of annual operating and capital budgets, under certain conditions.

In connection with the execution of the Loan Agreement, the Lender received a market rate commitment fee for loans of this type and is entitled to receive an additional exit fee and a monthly administration fee.

Membership Interest Purchase Agreement

On January 16, 2015, in connection with entering the ACA, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Shelbourne Falcon RLHC Hotel Investors LLC (“Shelbourne”) pursuant to which Shelbourne acquired 45% of all of the equity interests in RL Venture LLC (“RL Venture”), the parent company of RL Venture Holdings, in exchange for approximately $18.5 million in cash. Columbia Pacific Real Estate Fund II, L.P. (“CPRE”), an affiliate of Columbia Pacific Opportunity Fund, L.P., the Company’s largest shareholder with approximately 28% of our outstanding common stock, is a majority equity investor in Shelbourne. It is currently contemplated that two representatives of CPRE will be appointed to the seven-member board of directors of RL Venture.

The MIPA contains customary representations and warranties of the parties. The MIPA also provides that Shelbourne Capital LLC (“Shelbourne Capital”), a member of Shelbourne, is entitled to an acquisition fee of $888,000.

Amended and Restated Limited Liability Company Agreement of RL Venture LLC

On January16, 2015, in connection with the completion of the transactions contemplated under both the ACA and the MIPA, the Company and Shelbourne entered into an Amended and Restated Limited Liability Company Agreement dated January 16, 2015 (the “Amended LLC Agreement”) to govern RL Venture.

The Amended LLC Agreement provides that the Company will be the managing member of RL Venture and will be responsible for managing its day-to-day operations. Under the terms of the Amended LLC Agreement, RL Venture will be governed by a seven member board of directors, of which three members will be directly appointed by the Company and three members directly appointed by Shelbourne.

The Amended LLC Agreement contains a list of approximately 30 “Major Decisions” which require approval of 2/3 of the members of the RL Venture board of directors. These Major Decisions include, but are not limited to: (i) certain acquisitions or sales of assets; (ii) approval of business plans and budgets; (iii) capital calls and approval of debt; (iv) settling cash reserves and distribution policies; (v) terminating any management agreements; (vi) admitting new members or causing a merger or reorganization; (vii) changing the managing member; and (viii) liquidating the business or declaring bankruptcy.

The LLC Agreement provides that distributions of available cash will be distributed to its members in proportion to their then-current equity percentage interest in RL Venture. Additionally, Shelbourne Capital is entitled to a financing fee of $200,000 and is also entitled to receive an investor relations fee each month of 0.5% of the aggregate revenues of the RL Subsidiaries in the prior month.

Pursuant to the terms of the Amended LLC Agreement, transfers of interests in RL Venture are subject to rights of first refusal granted to the non-selling member(s) and three years after the date of the Amended LLC Agreement, either the Company or Shelbourne can trigger a buy/sell obligation regarding their respective membership interests in RL Venture.

The Company intends to continue to consolidate into its consolidated financial statements the financial results of the Contributed Property after the completion of the transactions contemplated under the ACA and the MIPA.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” regarding the Loan Agreement is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 16, 2015, as consideration for Shelbourne’s purchase of equity interests in RL Venture, the Company issued to Shelbourne a warrant (the “Warrant”) to purchase 442,533 shares of the Company’s common stock. The Warrant has a five year term from the date of issuance and a per share exercise price of $6.78, which represents a 10% premium to the trailing 30-day closing average for RLHC common stock.

The Warrant was issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, as the issuance of the Warrant was a transaction not involving an offering to the public. Shelbourne is an accredited investor (as defined in the rules promulgated under the Securities Act) and no public solicitation was involved in connection with the issuance of the Warrant.

ITEM 8.01 OTHER EVENTS

In connection with the transactions discussed in this Current Report on Form 8-K (this “Report”), Red Lion Hotel Management, Inc., (“Red Lion Management”) a wholly-owned subsidiary of the Company entered into five-year hotel management services agreements (each dated January 15, 2015) (each a “Management Agreement”) with each of the RL Subsidiaries, whereby Red Lion Management will provide employees and other management services to each of the 12 hotels owned by the RL Subsidiaries. In connection with its services provided under each Management Agreement, Red Lion will receive between one and two percent of the underlying hotel’s gross operating revenue plus two percent of such hotel’s gross room revenues for each month during the term of the Management Agreement.

On January 20, 2015, the Company issued a press release announcing it had entered into the agreements discussed in this Report on Form 8-K (this “Report”) and completed the transactions contemplated thereunder. A copy of that press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ James A. Bell
James A. Bell
Chief Financial Officer

Date: January 20, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 20, 2014.